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                                                                    EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-02453 of Northrop Grumman Corporation (the "Company") on Form S-3 and in Registration Statement No. 33-55143 of the Company on Form S-3 of our report dated February 7, 1996, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Los Angeles, California

May 31, 1996